                                                                      EXHIBIT 12


                          CAPSTEAD MORTGAGE CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                                 THREE MONTHS                     YEAR ENDED DECEMBER 31
                                    ENDED        -----------------------------------------------------------
                                MARCH 31, 2001      2000        1999        1998         1997        1996
                                --------------   ---------    ---------   ---------    ---------   ---------
Fixed charges                      $ 120,777     $ 540,605    $ 502,933   $ 673,233    $ 633,845   $ 598,312

Preferred stock dividends              5,894        24,260       22,556      22,342       25,457      36,356
                                   ---------     ---------    ---------   ---------    ---------   ---------
Combined fixed charges and
  preferred stock dividends        $ 126,671     $ 564,865    $ 525,489   $ 695,575    $ 659,302   $ 634,668
                                   =========     =========    =========   =========    =========   =========

Fixed charges                      $ 120,777     $ 540,605    $ 502,933   $ 673,233    $ 633,845   $ 598,312
Net income (loss)                     24,649       (51,486)      57,909    (234,764)     159,926     127,228
                                   ---------     ---------    ---------   ---------    ---------   ---------

                                   $ 145,426     $ 489,119    $ 560,842   $ 438,469    $ 793,771   $ 725,540
                                   =========     =========    =========   =========    =========   =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                     1.15:1        0.87:1       1.07:1      0.63:1       1.20:1      1.14:1
                                   =========     =========    =========   =========    =========   =========

(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                                 THREE MONTHS                     YEAR ENDED DECEMBER 31
                                     ENDED       -----------------------------------------------------------
                                MARCH 31, 2001     2000          1999        1998        1997        1996
                                --------------   ---------    ---------   ---------    ---------   ---------
Fixed charges                      $  65,162     $ 303,126    $ 232,852   $ 332,985    $ 352,348   $ 283,974
Preferred stock dividends              5,894        24,260       22,556      22,342       25,457      36,356
                                   ---------     ---------    ---------   ---------    ---------   ---------
Combined fixed charges and
  preferred stock dividends        $  71,056     $ 327,386    $ 255,408   $ 355,327    $ 377,805   $ 320,330
                                   =========     =========    =========   =========    =========   =========

Fixed charges                      $  65,162     $ 303,126    $ 232,852   $ 332,985    $ 352,348   $ 283,974
Net income (loss)                     24,649       (51,486)      57,909    (234,764)     159,926     127,228
                                   ---------     ---------    ---------   ---------    ---------   ---------

                                   $  89,811     $ 251,640    $ 290,761   $  98,221    $ 512,274   $ 411,202
                                   =========     =========    =========   =========    =========   =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                     1.26:1        0.77:1       1.14:1      0.28:1       1.36:1      1.28:1
                                   =========     =========    =========   =========    =========   =========